UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 11, 2012

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2012, Lucas Energy, Inc. ("Lucas" or the "Company") agreed to offer an aggregate of up to 800,000 units to certain selected investors (the “Offering”).  Each unit ("Unit") consists of (a) one share of the Company’s common stock, $0.001 par value per share (“Share”); and (b) 0.25 of a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share (“Warrant”) with a term of one year, at a price of $1.65 per Unit, for an aggregate of up to $1,320,000 in total gross funding.

The Company plans to use the funds raised in the Offering to pay down expenses related to drilling, lease operating, workover activities and for general corporate purposes, including general and administrative expenses.  Additionally, the Company may receive up to an additional $400,000 upon exercise of the Warrants (assuming all of the Units offered in the Offering are sold).  A total of up to 800,000 Shares and 200,000 Warrants may be sold in connection with the Offering of the Units.

The Warrants are exercisable during the one-year period following the closing of the Offering.  The Warrants have cashless exercise rights only if the registration statement pursuant to which the Warrants were issued is not effective and available for use at the time of any proposed exercise.  The Warrants also include a provision whereby the holder is not eligible to exercise any portion of the Warrants that would result in them becoming the beneficial owner of more than 4.99% of the Company's common stock, subject to the holder’s right to increase such amount to up to 9.99% of the Company’s common stock with at least 61 days prior written notice to the Company.

The Company has not engaged any placement agents, underwriters, dealers or finders in connection with the Offering, and no fees or commissions will be payable in connection therewith.  The Company will enter into Subscription Agreements directly with the investors in connection with the Offering.

The closing of the Offering is expected to occur on or around September 12, 2012, subject to the satisfaction of customary closing conditions.

The offer and sale of the Units, Shares and Warrants will be made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-179980), which became effective on March 19, 2012 (the “Shelf Registration Statement”), and a prospectus supplement thereto to be filed on or around September 11, 2012. A copy of the opinion of Woodburn & Wedge relating to the legality of the issuance of the Shares, Warrants and the shares of common stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 hereto.

The description of the Subscription Agreement and Warrants described above are qualified in all respects by the actual terms and conditions of the Subscription Agreement and Form of Common Stock Purchase Warrant, respectively, as attached hereto. This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 4.1, 5.1 and 10.1 by reference into the Shelf Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1*	Form of Common Stock Purchase Warrant by and between the Company and each investor dated as of September 11, 2012

5.1*	Opinion of Woodburn and Wedge

10.1*	Form of Subscription Agreement by and between the Company and each investor dated as of September 11, 2012

23.1	Consent of Woodburn and Wedge (included in the opinion filed as Exhibit 5.1)

99.1*	Press Release

* Filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: / s / K. Andrew Lai
Name: K. Andrew Lai
Title: Chief Financial Officer

Date: September 11, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1*	Form of Common Stock Purchase Warrant by and between the Company and each investor dated as of September 11, 2012

5.1*	Opinion of Woodburn and Wedge

10.1*	Form of Subscription Agreement by and between the Company and each investor dated as of September 11, 2012

23.1	Consent of Woodburn and Wedge (included in the opinion filed as Exhibit 5.1)

99.1*	Press Release

* Filed herewith